UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2026

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of principal executive offices and zip code)

(918) 500-7312

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2026 annual meeting of stockholders of ClearSign Technologies Corporation (the “Company”) held on June 8, 2026 (the “Annual Meeting”), the Company’s board of directors (the “Board”) consisted of five directorships, and four directors stood for re-election at the Annual Meeting, with one directorship remaining vacant. Subsequent to the Annual Meeting, upon recommendation of the nominating and corporate governance committee of the Board (the “Governance Committee”), the Board appointed Larry M. Saddler to serve as a director, effective as of August 6, 2026 (the “Effective Date”), to fill such vacancy on the Board.

Mr. Saddler, age 76, brings over 40 years of engineering, technology, and operations leadership experience in the energy and industrial sectors, gained exclusively in various roles at ExxonMobil Holdings Corporation (NYSE: XOM) (formerly known as “Exxon Mobil Corporation”) (“ExxonMobil”). Mr. Saddler served as Global Technology Sponsor for Heat Transfer at ExxonMobil from February 2013 until his retirement in February 2021, where he was responsible for, among other things, the functional testing, application, startup and support of ultra-low NOx projects and new technologies in the fired and unfired heat transfer fields, as well as the oversight of global fleet management of the safety, environmental, reliability and margin performance of ExxonMobil’s fired equipment asset class. Prior to that role, Mr. Saddler served as Fired Equipment Lead at ExxonMobil from July 2008 to February 2013, where he provided regional support across the Americas for plant operations, turnarounds, technology applications, capital projects and mentoring less experienced engineers. Further, from July 1999 to July 2008, Mr. Saddler served as a Fired Equipment Engineer at ExxonMobil, focusing on the development, testing and technical readiness of new ultra-low NOx burner technologies in support of a large capital project spanning dozens of pieces of fired equipment. Prior to such roles, Mr. Saddler served in other engineering roles at ExxonMobil, from July 1981 to July 1999. Mr. Saddler received a Bachelor of Science in Mechanical Engineering from Clemson University.

In connection with his appointment to the Board, Mr. Saddler received an offer letter from the Company, effective as of the Effective Date (the “Offer Letter”), setting forth the terms of Mr. Saddler’s services as a director and his compensation arrangement, which he accepted on such date. Pursuant to the Offer Letter and in accordance with the Company’s non-executive director compensation policy (the “Director Compensation Policy”), Mr. Saddler will receive (i) cash compensation of $60,000 annually, payable in quarterly installments in arrears on the last day of the fiscal quarter in which the service occurred, with the amount for the first quarter of service prorated based on Mr. Saddler’s start date, provided that Mr. Saddler may elect to receive all or a portion of such cash compensation in the form of restricted stock units (“RSUs”) with the fair market value based on the closing price of the Company’s common stock on the date of grant; and (ii) non-statutory stock option grants with an aggregate fair market value of $40,000 annually, issued in quarterly installments in arrears on the last day of each fiscal quarter in which the service occurred, with the amount for the first quarter of service prorated based on Mr. Saddler’s start date. Any RSUs and stock options granted under the Director Compensation Policy and in accordance with the Offer Letter will be issued under the Company’s Amended and Restated 2021 Equity Incentive Plan. In addition, pursuant to the Offer Letter, Mr. Saddler is entitled to supplemental director compensation with respect to certain outstanding, unvested RSUs of his prior employer held by Mr. Saddler that were received as part of his prior employment’s compensation (the “Covered RSUs”), pursuant to which, to the extent applicable, the Company has agreed to make future cash payments to Mr. Saddler equal to the value of any Covered RSUs that are forfeited or cancelled in connection with his appointment to or service on the Board (the “Make-Whole Payments”), subject to Mr. Saddler’s continued service as a director through the applicable scheduled vesting date of each such Covered RSU (each, a “Scheduled Vesting Date”), except in the case of his earlier death or disability. The Make-Whole Payments will be payable no later than 30 days after each Scheduled Vesting Date, and in all events by March 15 of the calendar year following the year in which a Scheduled Vesting Date occurs, if any.

The foregoing description of the Offer Letter does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Offer Letter, which is included as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with his appointment to the Board, Mr. Saddler also entered into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2023.

There are no other arrangements or understandings between Mr. Saddler and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Saddler and any of the Company’s officers and directors, and there is no transaction between the Company and Mr. Saddler that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On August 11, 2026, the Company issued a press release announcing Mr. Saddler’s appointment to the Board, as described in Item 5.02.

A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Offer Letter, effective as of August 6, 2026, by and between ClearSign Technologies Corporation and Larry M. Saddler.
10.2*+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2023).
99.1**	Press Release, dated August 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Previously filed.

** Furnished herewith.

+ Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2026

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer